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                                     September 29, 1999

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JONATHAN HARWELL          National Health Realty, Inc.
LIN S. HOWARD             100 Vine Street, Suite 1400
ERNEST E. HYNE II         Murfreesboro, Tennessee  37130
CRAIG V. GABBERT, JR.
MARK MANNER               Dear Sir:
JAMES W. CAMERON III
L. GLENN WORLEY                  We have acted as legal counsel to National Health Realty, Inc. (the
PETER M. OLDHAM           "Company") in connection with the preparation of a Registration Statement on
GLEN ALLEN CIVITTS        Form S-3 under the Securities Act of 1933, as amended ("Registration
GLENN B. ROSE             Statement"), relating to up to 1,310,194 shares of the Company's common stock,
BENJAMIN C. FORDHAM       $0.01 par value per share (the "Common Stock") that may be sold by certain
LEE C. DILWORTH           shareholders of the Company (the "Selling Shareholders").
LAUREN W. ANDERSON
JOHN N. POPHAM IV                We have examined and are familiar with the Articles of Amendment and
JOHN M. BRITTINGHAM       Restatement of the Company; the Bylaws of the Company; the Registration
KAAREN H. ENGEL           Statement and such other certificates, receipts, records and documents relating
SUSAN V. SIDWELL          to the Company and the issuance and sale of the Common Stock as we considered
JOHN F. BLACKWOOD         necessary for the purposes of rendering this opinion.
D. ALEXANDER FARDON
MICHAEL R. HILL                  Based on the foregoing it is our opinion that:
JOSEPH ALLEN KELLY
M. DAVID COX                     1. With respect to the shares of Common Stock that are not currently
LEILANI BOULWARE          outstanding, upon the redemption of the NHR/OP, L.P. units of limited
CURTIS CAPELING           partnership in compliance with the Limited Partnership Agreement of NHR/OP,
ALIX COULTER CROSS        L.P., the shares of Common Stock that may be issued upon such redemption will be
DONNA J. TORSNEY          duly authorized, validly issued, fully paid and non-assessable when issued.
GARY N. MEADE, JR.
KRISTOPHER W. KEMP               2. With respect to the shares of Common Stock that are currently
J. GREG GIFFEN            outstanding which may be sold by the Selling Shareholders, such shares are duly
JOHN J. BAILEY III        authorized, validly issued, fully paid and non assessable.
M. KIMBERLY STAGG
ANGELA M. PLAYLE                 We hereby consent to the filing of this opinion as an exhibit to the
LESLIE B. WILKINSON, JR.  Registration Statement, and with such state securities administrators as may
RYAN D. BROWN             require such opinion of counsel for the registration of the Common Stock, and
AMY MARIE SANFORD         the reference to this firm under the heading "Legal Matters" in the Registration
SCOTT CRADDOCK            Statement.

BARBARA HOLMES                                                     Sincerely,
OF COUNSEL
                                                                   HARWELL HOWARD HYNE
                                                                   GABBERT & MANNER, P.C.


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1800 FIRST AMERICAN CENTER  315 DEADERICK STREET  NASHVILLE, TENNESSEE  37238-1800
615-256-0500  FAX 615-251-1059
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